UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2022

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On June 22, 2022, RPC, Inc., a Delaware corporation (“RPC”), entered into that certain Amendment No. 6 to Credit Agreement (the “Amendment”), between RPC, the Lenders party thereto, the Subsidiary Loan Parties party thereto and Bank of America, N.A., as Administrative Agent.

The Amendment, among other things:

•	Extends the termination date for revolving loans from July 26, 2023 to June 22, 2027;
•	Replaces LIBOR with Term SOFR as an interest rate option in connection with revolving loan borrowings and reduces the applicable rate margins by approximately 25.0 basis points at each pricing level;
•	Introduces a 1.00% per annum floor for base rate borrowings;
•	Permits the issuance of letters of credit in currencies other than U.S. dollars.

The foregoing description of Amendment No. 6 to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full Amendment included hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

Number	Description
99	Amendment No. 6 to Credit Agreement dated as of June 22, 2022 between RPC, the Lenders party thereto, the Subsidiary Loan Parties party thereto and Bank of America, N.A., as Administrative Agent.

104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: June 23, 2022	/s/ Michael L. Schmit
Michael L. Schmit
Vice President and Chief Financial Officer